                                 EXHIBIT 4.8

NEITHER THIS WARRANT NOR THE SHARE PURCHASE WARRANTS ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN QUALIFIED UNDER THE SECURITIES LAWS OF ANY OF THE PROVINCES OF CANADA. FOR THE PURPOSES OF THE SECURITIES ACT (BRITISH COLUMBIA) THIS WARRANT AND THE SHARE PURCHASE WARRANTS ISSUABLE UPON THE EXERCISE OF THIS WARRANT ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL AFTER THE EXPIRY OF THE HOLD PERIOD, EXCEPT AS PERMITTED BY THE SECURITIES ACT (BRITISH COLUMBIA) AND REGULATIONS MADE THEREUNDER.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF ANY STATE (COLLECTIVELY, THE "SECURITIES LAWS"). THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT AN EXEMPTION UNDER THE SECURITIES LAWS IS AVAILABLE AND THAT SUCH REGISTRATION IS NOT REQUIRED.

                     MDU COMMUNICATIONS INTERNATIONAL, INC.
                            (a Delaware corporation)

THIS IS TO CERTIFY THAT for value received HAYWOOD SECURITIES INC. (the "Holder") is entitled to acquire from MDU COMMUNICATIONS INTERNATIONAL, INC. (the "Company") for no additional consideration and in the manner and subject to the restrictions and adjustments set forth herein, one non-transferable common share purchase warrant (the "Agent's Underlying Warrant") in the form attached hereto as Exhibit "A".

The warrants ("Warrants") represented by this certificate may be exercised, at any time and from time to time (the "Exercise Period") commencing on the date hereof and ending at 4:00 p.m. (Vancouver time) (the "Time of Expiry") on the date that is the earlier of: (i) the fifth business day following the day (the "Qualification Date") on which a receipt for a (final) prospectus filed by the Company with respect to the distribution of, among other securities, the Agent's Underlying Warrant issuable upon exercise of the Warrants has been obtained from the British Columbia Securities Commission; and (ii) the first anniversary of the date hereof. If the Warrants have not been so exercised during the Exercise Period, the Warrants will be deemed to have been exercised by the Holder (without any further action on the part of the Holder or the Company) immediately prior to the Time of Expiry. Upon the exercise or deemed exercise of the rights represented by this certificate in accordance with the terms hereof, the Agent's Underlying Warrant shall be deemed to have been issued and the Holder shall be deemed to have become the holder of record of such securities on the date of such exercise or deemed exercise.

The Warrants may be exercised by the Holder, in whole or in part, by surrender of this certificate at the office of the Company at 108 - 11951 Hammersmith Way, Richmond, B.C. V7A 5H9 during its normal business hours, together with the Notice of Exercise attached hereto completed and signed by the Holder. Surrender of this certificate will be deemed to have been effected only on personal delivery thereof to, or, if sent by mail or other means of transmission, on actual receipt thereof by, the Company at the office specified above.

In the event of any exercise, deemed or otherwise, of the Warrants, a certificate representing the Agent's Underlying Warrants shall be delivered to the Holder within a reasonable time, not exceeding two business days after the Warrants have been duly exercised and this certificate has been surrendered to the Company.

                   THE FOLLOWING ARE THE TERMS AND CONDITIONS
                     REFERRED TO IN THIS WARRANT CERTIFICATE

1.   COVENANTS OF THE COMPANY. The Company covenants that:

(a) the Common Shares issuable upon the due exercise of the Agent's Underlying Warrant will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances; and

(b) during the period within which the Warrants may be exercised, the Company will at all times have authorized and reserved, a sufficient number of Common Shares to provide for the exercise of the Agent's Underlying Warrant.

2. EXPIRATION OF WARRANTS. On and after the date of exercise or deemed exercise of the Warrants, the Holder will have no rights hereunder except to receive, upon surrender of this certificate to the Company, a certificate representing the Agent's Underlying Warrant.

3. DENOMINATIONS. On presentation at the principal office of the Company in Richmond, British Columbia, this certificate may be exchanged for one or more certificates of different denominations evidencing in the aggregate the same number of Warrants as the certificate being exchanged.

4. NO RIGHTS AS COMMON SHAREHOLDER. The holding of this certificate will not constitute the Holder as a shareholder of the Company or entitle him to any right or interest in respect thereof except as otherwise provided herein.

5. NOTICE. Any notice or other communication required to be given to the Holder under this Warrant shall be delivered or telecopied as follows:

         Haywood Securities Inc.
         11th Floor Commerce Place
         400 Burrard Street
         Vancouver, B.C.  V6C 3A6

         Attention: Mr. Fabio Banducci

         Telecopy No.      (604) 643-2305

ANY NOTICE OR OTHER COMMUNICATION SO GIVEN SHALL BE DEEMED TO HAVE BEEN GIVEN AND RECEIVED WHEN DELIVERED, IF DELIVERED, AND UPON TRANSMISSION, IF TELECOPIED, AND IF THE DATE OF SUCH TRANSMISSION IS NOT A BUSINESS DAY, ON THE NEXT ENSUING BUSINESS DAY.

6. GENERAL MATTERS. This certificate shall be governed by and construed in accordance with the laws of the Province of British Columbia. Time will be of the essence hereof.

IN WITNESS WHEREOF the Company has caused this certificate to be signed as of January 28, 2000.

MDU COMMUNICATIONS INTERNATIONAL, INC.
By:


/s/ Sheldon Nelson                                   c/s
------------------
(AUTHORIZED SIGNATORY)

                               NOTICE OF EXERCISE



To:      MDU COMMUNICATIONS INTERNATIONAL, INC.
         108 - 11951 Hammersmith Way,
         Richmond, B.C. V7A 5H9



(1) The undersigned holder of the Warrants represented by the within Warrant Certificate hereby exercises the right under such Warrant to be issued the Agent's Underlying Warrant issuable under the Warrants.

(2) The undersigned holder hereby irrevocably directs that the Agent's Underlying Warrant be issued and delivered as follows:


NAME(S) IN FULL                   ADDRESS(ES)
--------------------------------- ----------------------------------------

--------------------------------- ----------------------------------------

--------------------------------- ----------------------------------------

--------------------------------- ----------------------------------------


(Please print full name in which certificates are to be issued.)

DATED this _____ day of ____________, _______


----------------------------------     -----------------------------------
Signature of Witness                   Signature of Holder

----------------------------------     -----------------------------------
Print Name of Witness                  Name of Holder

----------------------------------     -----------------------------------
Address of Witness                     Address of Holder

                                    EXHIBIT A

NEITHER THIS WARRANT NOR THE COMMON SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN QUALIFIED UNDER THE SECURITIES LAWS OF ANY OF THE PROVINCES OF CANADA. FOR THE PURPOSES OF THE SECURITIES ACT (BRITISH COLUMBIA), THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL AFTER THE EXPIRY OF THE HOLD PERIOD, EXCEPT AS PERMITTED BY THE SECURITIES ACT (BRITISH COLUMBIA) AND REGULATIONS MADE THEREUNDER.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF ANY STATE (COLLECTIVELY, THE "SECURITIES LAWS"). THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT AN EXEMPTION UNDER THE SECURITIES LAWS IS AVAILABLE AND THAT SUCH REGISTRATION IS NOT REQUIRED.

    THIS WARRANT IS NOT TRANSFERABLE AND WILL BE VOID AND OF NO VALUE UNLESS
                  EXERCISED WITHIN THE LIMITS HEREIN PROVIDED

                     MDU COMMUNICATIONS INTERNATIONAL, INC.

                            (a Delaware corporation)

           WARRANT FOR THE PURCHASE OF 309,000 SHARES OF COMMON STOCK

THIS IS TO CERTIFY THAT, for value received, HAYWOOD SECURITIES INC. (the "Holder") is entitled to subscribe for and purchase 309,000 fully paid and non-assessable shares of the Common Stock (the "Common Shares") of MDU Communications International, Inc. (the "Company") at a purchase price per share (the "Exercise Price") of US$2.50. This Warrant is exercisable at any time up to 4:00 P.M. Vancouver time on January 28, 2001 (the "Time of Expiry") subject, however, to the provisions and adjustments and upon the terms and conditions hereinafter set forth.

The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to a fractional Share), by surrender of this Warrant at the office of the Company at 108 - 11951 Hammersmith Way, Richmond, B.C. V7A 5H9, during its normal business hours, together with the subscription form attached hereto completed and signed by the Holder and a certified cheque payable to or to the order of the Company in payment of the Exercise Price for the number of Common Shares subscribed for. Upon the exercise of the rights represented by this Warrant and payment of the Exercise Price in accordance with the terms hereof, the Common Shares for which the Holder has subscribed and purchased shall be deemed to have been issued and the Holder shall be deemed to become the holder of record of such shares on the date of such exercise and payment.

In the event of any exercise of the rights represented by this Warrant, certificates for the Common Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding two business days after the rights represented by this Warrant have been duly exercised and, unless this Warrant has expired, a new Warrant representing the number of Common Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such time.

The Company covenants and agrees that the Common Shares which may be issued upon the due exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant.

                   THE FOLLOWING ARE THE TERMS AND CONDITIONS
                           REFERRED TO IN THIS WARRANT

1. In case the Company shall at any time subdivide its outstanding Common Shares into a greater number of shares, the Exercise Price shall be proportionately reduced and the number of subdivided Common shares entitled to be purchased proportionately increased, and conversely, in case the outstanding Common Shares of the Company shall be consolidated into a smaller number of shares, the Exercise Price shall be proportionately increased and the number of consolidated Common Shares entitled to be purchased hereunder shall be proportionately decreased.

         If any capital reorganization or reclassification of the capital stock of the Company, or the merger, amalgamation or arrangement of the Company with another corporation shall be effected, then as a condition of such reorganization, reclassification, merger, amalgamation or arrangement, adequate provision shall be made whereby the holder hereof shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, or other securities as may be issued with respect to or in exchange for such number of outstanding Common Shares equal to the number of Common Shares purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification, merger, amalgamation or arrangement not taken place. The Company shall not effect any merger, amalgamation or arrangement unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such merger, amalgamation or arrangement assumes by written instrument executed and mailed or delivered to the holder of this Warrant the obligation to deliver to such holder such shares of stock or securities in accordance with the foregoing provisions as such holder may be entitled to purchase.

2.       In case at any time:

      (a) the Company shall pay any dividend payable in stock upon its Common Shares or make any distribution to the holders of its Common Shares;

      (b) the Company shall offer for subscription pro rata to the holders of its Common Shares any additional shares of stock of any class or other rights;

      (c) there shall be any subdivision, consolidation, capital reorganization, or reclassification of the capital stock of the Company, or merger, amalgamation or arrangement of the Company with, or sale of all or substantially all of its assets to, another corporation; or

      (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in any one or more of such cases, the Company shall give to the holder of this Warrant, at least twenty day's prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or for determining rights to vote with respect to such subdivision, consolidation, reorganization, reclassification, merger, amalgamation, arrangement, dissolution, liquidation or winding-up and in the case of any such subdivision, consolidation, reorganization, reclassification, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up, at least twenty days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause, shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such subdivision, consolidation, reorganization, reclassification, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up as the case may be. Each such written notice shall be given by first class mail, registered postage prepaid, addressed to the holder of this Warrant at the address of such holder, as shown on the books of the Company.

3. As used herein, the term "Common Shares" shall mean and include the Company's authorized shares of Common Stock as constituted on January 28, 2000, and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company.

4. This Warrant shall not entitle the Holder to any rights as a shareholder of the Company, including without limitation, voting rights, except that the Company shall concurrently furnish to the Holder a copy of all notices which are furnished to holders of the common shares.

5.   This Warrant and all rights hereunder are not transferable.

6. On presentation at the principal office of the Company in Richmond, British Columbia one or more Warrant Certificates may be exchanged for one or more Warrant Certificates of different denominations evidencing in the aggregate the same number of Warrants as the

Warrant Certificate or Warrant Certificates being exchanged.

7.   Time is of the essence hereof.

8. This Warrant shall be governed by and construed in accordance with the laws of the Province of British Columbia.

MDU COMMUNICATIONS INTERNATIONAL, INC., intending to be contractually bound, has caused this Warrant to be signed by its duly authorized officer under its corporate seal, and this Warrant to be dated ___________________, 2000.

MDU COMMUNICATIONS INTERNATIONAL, INC.
By:


----------------------------------                                        c/s
(AUTHORIZED SIGNATORY)


                                       8